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A Global Custody and Securities Lending Fee SCHEDULE FOR

                                        PITCAIRN TRUST COMPANY

                                        -  MUTUAL FUNDS


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                          GLOBAL CUSTODY FEE SCHEDULE
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Northern Trust has three components to its custody fee structure:

a)  A charge per portfolio,
b) A variable charge on the market value of assets based upon the country of investment, and;
c)  A variable charge per transaction.

       a)   ACCOUNT-BASED FEES

            Waived

       b)   ASSET-BASED FEES

            Tier I         United States                        0.5 basis points

            Tier II        Australia, Belgium, Canada,          3.0 basis points
                           Denmark, Euroclear, France,
                           Germany, Ireland, Italy, Japan,
                           Luxembourg, Malaysia, Netherlands,
                           New Zealand, Sweden and United
                           Kingdom

            Tier III       Austria, Hong Kong, Norway,
                           Singapore, South Korea, Spain,
                           Switzerland, Taiwan and Thailand     7.0 basis points

            Tier IV        Argentina, China, Finland,          20.0 basis points
                           Mexico, Portugal, Sri Lanka,
                           South Africa and Turkey

            Tier V         Bahrain, Bangladesh, Botswana,      35.0 basis points
                           Brazil, Cote d'Ivoire, Chile,
                           Colombia, Cyprus, Czech Rep.,
                           Ecuador, Egypt, Estonia, Ghana,
                           Greece, Hungary, India, Indonesia,
                           Israel, Jamaica, Jordan, Kenya,
                           Latvia, Mauritius, Morocco,
                           Namibia, Nigeria, Oman, Pakistan,
                           Peru, Philippines, Poland, Romania,
                           Russia, Slovenia, Slovakia,
                           Swaziland, Trinidad, Tunisia,
                           Uruguay, Venezuela, Zambia and
                           Zimbabwe

       c)   TRANSACTION-BASED FEES

           Tier I
                    DTC eligible                                        $  6 per
                    Fed eligible                                        $  6 per
                    PTC eligible                                        $ 20 per
                    Physicals                                           $ 17 per


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                 [LOGO] NORTHERN TRUST                                   5/23/00

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                    Principal paydowns                                  $  4 per

           Tier II                                                      $ 35 per

           Tier III                                                     $ 65 per

           Tier IV                                                      $ 95 per

           Tier V                                                       $150 per

           Future/option                                                $ 25 per

           Third-party payments/fixed deposits outside Northern Trust   $ 50 per

           Wire Transfers and Mark to Markets                           $ 10 per


OUT OF POCKET EXPENSES

We do NOT impose additional charges for facsimile, telex, income collection, administration, or other "miscellaneous" activities. Costs relating but not limited to stamp duty, security re-registration or other fees resulting from participation in a particular market will be passed through if and as applicable.


QUARTERLY CUSTODY MINIMUM

      Waived


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DESKTOP SERVICES
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      Full access to Northern Trust's on-line customized reporting system,
      Passport-Registered Trademark-, will be made available for an annual charge of $5,000. Training is included in the above charge assuming that training is done in one location. Any telecommunication charges incurred by Northern in supporting Passport would be passed through at cost where applicable.

      Any investment advisors retained by the client will be provided access to our on-line reporting free of charge for information pertaining to relevant portfolios.

      Technology consulting services are offered for $150 per hour.


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SECURITIES LENDING
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      The following details the earnings for Pitcairn's U.S. and International loanable and nonloanable components as of assets dated February 29, 2000. We estimate gross annual Securities Lending earnings of $1,559,324 of which $1,013,560 would be for Pitcairn and, after dilution, $527,449 would be for Northern Trust. As of January 1, 2000 the evaluation model includes dilution of earnings on S&P 500 and Russell 1000 holdings. Dilution can reduce the earnings potential of portfolios that add securities already held in supply. This estimate replaces any previous Securities Lending earnings evaluations for the client as it is a more accurate representation of the earnings potential for the client and Northern Trust.


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                 [LOGO] NORTHERN TRUST                                   5/23/00
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      Please note that over 67% of earnings are derived from four Hot Stocks, which are:

            UIT SPDR TR UNIT SER 1 CERTIFICATE OF
            SNYDER COMMUNICATIONS INC SNC COM
            MIDCAP SPDR TR UNIT SER 1 COMMON STOCK
            NASDAQ 100 TR UNIT SER 1

      These evaluations assume participation in the Core Collateral Section and use a monthly fee arrangement wherein the client would receive 65% of the U.S. government loan proceeds, U.S. corporate loan proceeds and international loan proceeds as income and, as compensation for providing the Securities Lending service, the Northern Trust would receive 35%.

      Our evaluation assumes that the portfolio is free of any encumbrances due to options on the securities and free of any indistinguishable private placements.

      This standard evaluation is based on the indicated portfolio size, mix, and actual historical spread and on-loan figures. Consequently, as changes in these factors occur and as the trading patterns of the portfolio managers shift, actual earnings generated in Securities Lending will be impacted. Even with these limitations, this type of an evaluation has been a useful indication of future earnings potential.


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MATERIAL CHANGES
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      The fees quoted above are offered contingent upon the information provided and assume that actual experience will not be materially different from projected activity. "Material" changes, for the purposes of this provision, will be changes in excess of 10% from the assumptions used.


ACCEPTED BY

            /s/ Averil R. Jarvis                /s/ Scott Denning
      ---------------------------------     ---------------------------------
            Pitcairn Trust Company              The Northern Trust Company


                   8/9/00                                 8/8/00
      ---------------------------------     ---------------------------------
                    Date                                   Date



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                 [LOGO] NORTHERN TRUST                                   5/23/00
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                              [LOGO] NORTHERN TRUST   The Northern Trust Company
                                                      50 South LaSalle Street
                                                      Chicago, Illinois 60675
                                                      USA
                                                      TEL 312.630.6000


July 31, 2000

Ms. Sally Jones
Pitcairn Trust Company
One Pitcairn Place, Suite 3000
165 Township Line Road
Jenkintown, PA  19046

Dear Sally,

Following up on the SEI discussion today concerning the issue of how to handle the residual cash balances for the Pitcairn Funds, the following set of procedures will be utilized from the inception of the funds:

        *Excess cash balances will receive an Earnings Credit Rate (ECR) based upon the average daily collected balance in each fund. The ECR is based upon the average 90 day T-Bill rate of the previous month. The ECR is calculated monthly for each account and will be reflected on your monthly invoice as an offset to the respective account's custody fee.

        *Overdrafts will be charged a per day rate of Fed Funds + 300 basis points. These charges will be calculated monthly for each account and will be reflected on your monthly invoice as an additional charge to the custody fee.

Please indicate your acceptance of the stated procedures by signing below. Please return an executed copy of this acceptance for our records.

Sincerely,

/s/ Scott Denning

Scott Denning
Vice President




The Northern Trust Company         Pitcairn Funds



/s/ Scott Denning                  /s/ Averil R. Jarvis
----------------------------       ------------------------------
By: Scott Denning                  By: Averil R. Jarvis
Title: Vice President              Title: Vice President and Assistant Secretary
Date: 7/31/00                      Date: 8/2/00

                                                 The Northern Trust Company


NORTHERN TRUST'S EARNINGS CREDIT POLICY

     THE PURPOSE

           Northern Trusts's earnings credit alternative provides the opportunity to earn overnight interest on idle U.S. dollar cash balances to clients' whose balances have not been fully invested by the fund manager. The funds generated from the earnings credit option can only be used to offset fees; the option is not intended to be a full cash investment alternative to fund managers or fund sponsors

     THE POLICY

           Earnings credit can only be used to offset fees charged by Northern Trust pursuant to agreed custody agreements and fee schedules in place, accrued and posted monthly or quarterly.

           Earnings credits will only be accrued and used as an offset of fees for services rendered during the period. Earnings credit can not be carried over calendar year-end.

           Interest adjustments to posted daily balances will result in an adjustment to the average daily balance and, in turn, the earnings credit.



                                                                    Aug-96